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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2001 (October 31, 2001)

SNTL Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-25984	95-4610936
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

30101 Agoura Court #222, Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (818)597-0042

Superior National Insurance Group, Inc.
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.  Bankruptcy. and Item 5. Other Events

    On October 31, 2001, SNTL Corporation, along with its subsidiaries, SNTL Holdings Corporation (formerly, Business Insurance Group, Inc.), SN Insurance Administrators, Inc. and SN Insurance Services, Inc., filed their Chapter 11 Joint Plan of Reorganization and Original Disclosure Statement with the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), copies of which are attached hereto as Exhibit 99.121 and Exhibit 99.122.

    The Chapter 11 Joint Plan of Reorganization and Original Disclosure Statement (collectively, the "Plan") are subject to amendment. Interested parties will be notified of all hearings in the Bankruptcy Court regarding the Plan. The Plan is subject to confirmation by the Bankruptcy Court and there can be no assurance that the Plan will be confirmed, or confirmed under substantially the same terms as filed herewith. In addition, the transactions contemplated by the Plan are subject to numerous additional conditions precedent, all as more fully set forth therein.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit No.	Description
99.121	Chapter 11 Joint Plan of Reorganization
99.122	Original Disclosure Statement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNTL CORPORATION (Registrant)
Date November 5, 2001	/s/ ALEX CORBETT (Signature)*
Alex Corbett Senior Vice President and Chief Financial Officer

*Print name and title of the signing officer under his signature.

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FORM 8-K
Item 3. Bankruptcy. and Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES